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                                                                     Exhibit l.3

BELL, BOYD & LLOYD LLC
                                              Three First National Plaza
                                              70 West Madison Street, Suite 3100
                                              Chicago, Illinois 60602-4207
                                              312.372-1121  Fax 312.372-2098

                                              Offices in Chicago and
                                              Washington D.C.


                                October 27, 2004


        As counsel for Nuveen Equity Premium Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 333-118393 and 811-21619) on September 24, 2004.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                               Very truly yours,

                                               /s/ Bell, Boyd & Lloyd LLC